UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2019

Multi-Color Corporation

(Exact name of registrant as specified in its charter)

Ohio	0-16148	31-1125853
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4053 Clough Woods Dr.

Batavia, Ohio 45103

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (513) 381-1480

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	LABL	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introduction

On July 1, 2019, Multi-Color Corporation, an Ohio corporation (the “Company”), completed its previously announced merger (the “Merger”) with Monarch Merger Corporation (“Sub”), an Ohio corporation and a wholly-owned subsidiary of LABL, Inc. (formerly known as W/S Packaging Holdings, Inc.), a Delaware corporation (“Parent”), pursuant to the terms of the Agreement and Plan of Merger (the “Merger Agreement”), dated as of February 24, 2019, by and among Parent, Sub and the Company. The Company was the surviving corporation in the Merger and, as a result, is now a wholly-owned subsidiary of Parent. Parent and Sub are affiliates of Platinum Equity, a Beverly Hills-based private equity firm.

The description of the Merger Agreement and related transactions (including, without limitation, the Merger) in this Current Report on Form 8-K does not purport to be complete and is subject, and qualified in its entirety by reference to the full text of the Merger Agreement, which is attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on February 25, 2019 and incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On July 1, 2019, Parent completed the acquisition of the Company. Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share (a “Share”) of common stock of the Company, no par value per Share (“Company Common Stock”), issued and outstanding immediately prior to the Effective Time (other than Shares held in the treasury of the Company or owned of record by any wholly-owned subsidiary of the Company Parent or any wholly-owned subsidiary of Parent (the “Excluded Shares”)), was converted into the right to receive $50.00 per Share in cash (the “Merger Consideration”), without interest, less any applicable withholding taxes.

In addition:

•

each option to purchase Shares granted pursuant to a Company equity plan that was outstanding immediately prior to the Effective Time became fully vested and at the Effective Time was automatically cancelled, and each holder of a cancelled Company option ceased to have any rights with respect thereto except the right to be paid in cash an amount equal to the product of (i) the total number of Shares subject to the cancelled Company option (whether vested or unvested), multiplied by (ii) the excess, if any, of (A) the Merger Consideration over (B) the exercise price per Share subject to the cancelled Company option, without interest; provided, however, that upon the Effective Time, any such Company option with respect to which the exercise price per Share was greater than or equal to the Merger Consideration was cancelled in exchange for no consideration;

•

each award of restricted stock units with respect to Shares, including performance-based restricted stock units, granted pursuant to a Company equity plan that was outstanding immediately prior to the Effective Time, became fully vested, with applicable performance goals deemed to have been satisfied at the target level of performance, and at the Effective Time was automatically cancelled and converted into the right to receive a payment in cash in an amount equal to the sum of (i) the product of the Merger Consideration multiplied by the number of Shares subject to each such award, without interest, and (ii) the dividend equivalents accrued on such award prior to the closing date; and

•

each restricted stock award under a Company equity plan (each a “Restricted Stock Award”), that was outstanding immediately prior to the Effective Time became fully vested and the restrictions thereon lapsed and at the Effective Time was automatically cancelled and converted into the right to receive a payment in cash in an amount equal to the sum of (i) the product of the Merger Consideration multiplied by the number of Shares subject to such Restricted Stock Award, without interest, and (ii) the dividends accrued on such Restricted Stock Award prior to the closing date.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in the Introduction and under Item 2.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.01.

In connection with the closing of the Merger, the Company notified the Nasdaq Global Select Market (“Nasdaq”) on July 1, 2019 that the certificate of merger has been filed with the State of Ohio and that, at the Effective Time, each Share (other than the Excluded Shares) was cancelled and extinguished and automatically converted into the right to receive Merger Consideration without interest thereon, subject to applicable tax withholding. In addition, the Company requested that Nasdaq delist the Company Common Stock before the commencement of trading on July 2, 2019, and, as a result, trading of Company Common Stock on Nasdaq was suspended as of approximately 4:00 p.m. Eastern Time on July 1, 2019. The Company also requested Nasdaq to file a notification of removal from listing and registration on Form 25 with the SEC to effect the delisting of the Company Common Stock from Nasdaq and the deregistration of the Company Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends to file with the SEC a Form 15 requesting the termination of registration of the Company Common Stock under Section 12(g) of the Exchange Act and the suspension of reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in the Introduction and under Item 2.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.03.

At the Effective Time, each holder of Shares issued and outstanding immediately prior to the Effective Time ceased to have any rights as a shareholder of the Company (other than the right of the holders of Shares (other than Excluded Shares) to receive the Merger Consideration pursuant to the Merger Agreement).

Item 5.01	Changes in Control of Registrant.

The information set forth in the Introduction and under Item 2.01 of this Current Report on Form 8-K is incorporated into this Item 5.01 by reference.

As a result of the Merger, a change in control of the Company occurred, and the Company is now a wholly-owned subsidiary of Parent.

The total amount of funds used to complete the Merger and related transactions and pay related fees and expenses was approximately $2.5 billion, which was funded through a combination of equity capital available to certain private investment funds controlled by Platinum Equity, cash of the Company and proceeds from a debt financing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with the terms of the Merger Agreement, at the Effective Time, the directors of Sub became the directors of the Company.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

At the Effective Time of the Merger, the certificate of incorporation and the code of regulations of the Company were each amended and restated in their entirety as set forth in Exhibits 3.1 and 3.2 hereto, respectively, which are incorporated by reference into this Item 5.03.

Item 7.01	Regulation FD Disclosure.

A copy of the joint press release issued by the Company and Parent on July 1, 2019 announcing the completion of the Merger is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 2.1	Agreement and Plan of Merger, dated as of February 24, 2019, by and among Multi-Color Corporation, W/S Packaging Holdings, Inc. and Monarch Merger Corporation (incorporated herein by reference from Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on February 25, 2019)

Exhibit 3.1	Amended and Restated Certificate of Incorporation of Multi-Color Corporation

Exhibit 3.2	Amended and Restated Code of Regulations of Multi-Color Corporation

Exhibit 99.1	Joint Press Release, issued on July 1, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Multi-Color Corporation

July 1, 2019	By:	/s/ Sharon E. Birkett
	Name:	Sharon E. Birkett
	Title:	Vice President, Chief Financial Officer, Secretary